Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Reliance Steel & Aluminum Co. Master 401(k) Plan
Los Angeles, California
We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) of our report dated October 15, 2007 relating to the financial statements and schedule of the Reliance Steel & Aluminum Co. Master 401(k) Plan included in this Annual Report on Form 11-K for the year ended December 31, 2006.

/s/ BDO Seidman, LLP

BDO Seidman, LLP Los Angeles, California
November 6, 2007

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